UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2023

ATHENA CONSUMER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40921	87-1178222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

442 5th Avenue

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (970) 925-1572

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A common stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ACAQ.U	NYSE American LLC

Shares of Class A common stock, par value $0.0001 per share, included as part of the units	ACAQ	NYSE American LLC

Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share	ACAQ WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, at a special meeting of the stockholders (the “Special Meeting”) of Athena Consumer Acquisition Corp. (“Athena”) held on July 19, 2023 Athena’s stockholders voted in favor of a proposal to amend Athena’s Amended and Restated Certificate of Incorporation dated as of December 21, 2022 (the proposed amendment, the “Charter Amendment”) to provide Athena with the right to extend the date by which it must consummate an initial business combination (the “Deadline Date”) up to three times for an additional one month each time (the “Second Extension”), from July 22, 2023 to up to October 22, 2023. Also as previously disclosed, the Charter Amendment was filed with the Secretary of State of the State of Delaware following the Special Meeting on July 19, 2023, and the Deadline Date has been amended to August 22, 2023, subject to Athena’s right to further extend the Deadline Date. The sponsor of Athena, Athena Consumer Acquisition Sponsor LLC (the “Sponsor”), has previously agreed that if the Second Extension is implemented, the Sponsor or its designees will deposit into the trust account as a loan (a “Contribution”) of $60,000 on each of the following dates: (i) July 20, 2023; and (ii) one business day following the public announcement by Athena disclosing that Athena’s board of directors has determined to extend the Deadline Date for an additional month in accordance with the Second Extension.

In connection with the Sponsor’s Contribution for the Second Extension, on July 20, 2023, Athena issued an unsecured promissory note to the Sponsor with a principal amount equal to $180,000 (the “Second Extension Note”). The Second Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Athena’s initial business combination, or (b) the date of Athena’s liquidation. If Athena does not consummate an initial business combination by the Deadline Date, the Second Extension Note will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Notwithstanding the foregoing, under the Second Extension Note, following the closing of Athena’s initial business combination, the Sponsor may elect to convert all or any portion of the unpaid principal balance of the Second Extension Note into units of the post-business combination entity at $10.00 per unit (the “Conversion Units”), with each unit being identical to the private placement units sold to the Sponsor in connection with Athena’s initial public offering, provided that the aggregate amount the Sponsor may convert under the Second Extension Note, the extension promissory note Athena issued to the Sponsor on January 17, 2023, and the working capital note Athena issued to the Sponsor on January 17, 2023, as amended on May 19, 2023 and July 7, 2023, shall not exceed $1,500,000.00. The Conversion Units and their underlying securities are entitled to the registration rights set forth in the Second Extension Note.

On July 20, 2023, the Sponsor initiated the wire of the $60,000 to Athena’s trust account in connection with the extension of the Deadline Date to August 22, 2023 following the Special Meeting. On July 21, 2023, Continental Stock Transfer & Trust Company, Athena’s trustee, confirmed the receipt of the $60,000 Contribution.

The foregoing description is qualified in its entirety by reference to the Second Extension Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Extension Promissory Note, dated July 20, 2023, between Athena Consumer Acquisition Corp. and Athena Consumer Acquisition Sponsor LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENA CONSUMER ACQUISITION CORP.

	By:	/s/ Jane Park
		Name:	Jane Park
		Title:	Chief Executive Officer

Dated: July 21, 2023

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